EX-99.-B4a
              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                             2900 WESTCHESTER AVENUE
                            PURCHASE, NEW YORK 10577
                                 A STOCK COMPANY

                                   [GRAPHIC]

                  Will pay the benefits provided in this policy
                      subject to its terms and conditions.


   Thank you for choosing Jackson National Life Insurance Company of New York
    ("The Company"). If You have any questions, please contact the Company at the address and telephone number shown on the Contract Data Page.

           THIS ANNUITY CONTRACT OFFERED BY THE COMPANY IS A CONTRACT
                    BETWEEN YOU, THE OWNER, AND THE COMPANY.
                          READ YOUR CONTRACT CAREFULLY.

   THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. IF THE ACTUAL INVESTMENT RATES EXPERIENCED BY THE SEPARATE ACCOUNT ASSETS ARE LESS THAN 6.0%, VARIABLE ANNUITY PAYMENTS WILL DECREASE OVER TIME. ON AN ANNUAL BASIS THE ASSET CHARGE EQUALS 1.5% OF THE DAILY NET ASSET VALUE OF THE SEPARATE ACCOUNT.

   THE GUARANTEED OPTIONS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY INCREASE OR DECREASE AMOUNTS WITHDRAWN, BUT THE GUARANTEED ACCOUNT CONTRACT VALUE WILL NEVER DECREASE TO LESS THAN THE GUARANTEED ACCOUNT MINIMUM VALUE.

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                  NOTICE OF TWENTY-DAY RIGHT TO EXAMINE POLICY
    You may return this Contract to the selling agent or Jackson National Life Insurance Company of New York within 20 days after You receive it. Upon receipt of this Contract, the Company will refund the full premium allocated to the Guaranteed Options. The Company will also refund the amounts allocated to the Separate Account less the amount credited to the Separate Account plus the Separate Account Contract Value. Upon such refund, this Contract shall be void. The effective date of the surrender, and the date the funds in the Separate Account will be valued, will be the date the Contract was mailed to the Company, or returned to Your selling agent.
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SINGLE PREMIUM INDIVIDUAL                 THIS CONTRACT IS SIGNED BY THE COMPANY
DEFERRED FIXED AND VARIABLE               /s/ Thomas J. Mery
ANNUITY CONTRACT. DEATH                   SECRETARY
BENEFIT PRIOR TO MATURITY.                /s/ Robert P. Saltzman
MONTHLY INCOME AT MATURITY.               PRESIDENT
NONPARTICIPATING.

VA402NY
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                                TABLE OF CONTENTS
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                          Provision                       Page Number
                          ---------                       -----------

         Contract Data Page                                    [ii

         Definitions                                             1

         General Provisions                                      3

         Accumulation Provisions                                 6

         Withdrawal Provisions                                   8

         Death Benefit Provisions                                9

         Income Provisions                                      11

         Table of Income Options                                14]


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                               CONTRACT DATA PAGE
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Contract Number:                   [1234567890]

Owner:                             [John Doe]

Joint Owner:                       [Jane Doe]

Annuitant:                         [John Doe]

Joint Annuitant:                   [Jane Doe]

Issue Date:                        [July 1, 1997]

Issue State:                       [New York]

Annual Contract Maintenance Charge: $30.00

Asset Charges:                      On an annual basis, this charge equals 1.50%
                                    of the daily net asset value of the Separate
                                    Account.

Transfer/Transfer Charge:           A fee of $25.00 is charged for  transfers in
                                    excess of 15 in a Contract year.

                                    FROM  INVESTMENT   PORTFOLIO  TO  INVESTMENT
                                    PORTFOLIO. Both prior to and after the Income Date, You may transfer all or a portion of Your investment in one Investment Portfolio to another Investment Portfolio.

                                    FROM  INVESTMENT  PORTFOLIO  TO A GUARANTEED
                                    OPTION.  Prior to the Income  Date,  You may
                                    transfer all or a portion of Your investment
                                    in   an   Investment   Portfolio(s)   to   a
                                    Guaranteed Option(s).

                                    FROM A  GUARANTEED  OPTION  TO A  GUARANTEED
                                    OPTION OR INVESTMENT  PORTFOLIO.  Other than
                                    transfers  made  during  the  30-day  period
                                    after  the  end  of  a  maturing  Guaranteed
                                    Option period (see Guaranteed  Options under
                                    Accumulation   Provisions),   transfers   of
                                    amounts between Guaranteed Options or from a Guaranteed Option to an Investment Portfolio are subject to a Market Value Adjustment.



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                           CONTRACT DATA PAGE (CONT'D)
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Premium:                            Single Premium.  The minimum Premium must be
                                    at least $25,000. The maximum premium under a contract may not exceed $1,000,000. The Company may waive the minimums or maximums.

                                    The Owner may allocate the Premium among the
                                    Guaranteed   Options   and  the   Investment
                                    Portfolios. Such election may be made in any
                                    percent   from   [0%  to   100%]   in  whole
                                    percentages, provided that the minimum that may be allocated to a Guaranteed Option or an Investment Portfolio is $100.

Guaranteed Options:                 Guaranteed   Options   may  be  elected  for
                                    periods of 1 or 3 years

Investment Portfolios:             [JNL Series Trust]

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Service Center:                           Express Mail:
[Jackson National Life Insurance Company  [Jackson National Life Insurance
of New York                               Company of New York
2900 Westchester Avenue                   2900 Westchester Avenue
Purchase, New York 10577                  Purchase, New York 10577
1/888/367-5651]                           1/888/367-5651]



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                                   DEFINITIONS
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ANNUITANT.  The  natural  person on whose  life the  annuity  payments  for this
Contract are based. The Owner may change the Annuitant at any time prior to the Income Date, unless the Owner is a non-individual.

BENEFICIARY(IES). The person(s) designated to receive any Contract benefits upon the death of the Owner.

BUSINESS DAY. Each day when both the Company's Service Center and the New York Stock Exchange are open for business. The Company Business Day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern time.

CONTRACT OPTION. One of the options offered by the Company under this Contract. Each option is more fully explained in the Accumulation Provisions.

CONTRACT VALUE. The sum of the Separate Account Contract Value and the Guaranteed Account Contract Value.

GUARANTEED ACCOUNT. The Guaranteed Account consists of the Guaranteed Options under this Contract. Allocations made to the Guaranteed Account are invested in the general account of the Company. The general account is made up of all general assets of the Company, other than those in the Separate Account, and other segregated asset accounts.

GUARANTEED ACCOUNT CONTRACT VALUE. The sum of the Guaranteed Option Values under this Contract.

GUARANTEED ACCOUNT MINIMUM VALUE. The sum of the Guaranteed Option Minimum Values under this Contract.

GUARANTEED OPTION(S). Contract Option(s) within the Guaranteed Account which earns a declared rate of interest for a specified number of years and which may be subject to a Market Value Adjustment.

GUARANTEED OPTION MINIMUM VALUE. The Premium allocated to a Guaranteed Option, accumulated at not less than 3%, less any amounts withdrawn for transfers, charges, deductions or surrenders.

GUARANTEED OPTION VALUE. The Guaranteed Option Value is: (1) the Premium allocated to the Guaranteed Option period; plus (2) any interest credited; less
(3) any amounts canceled or withdrawn for transfers, charges, deductions, or surrenders.

INCOME DATE. The date on which annuity payments are to begin. The latest possible Income Date is when the Owner attains age 90 under a Nonqualified Plan Contract or such earlier date as required by the applicable Qualified Plan, law or regulation.

INVESTMENT PORTFOLIO. A Contract Option within the Separate Account. The value of allocations to the Investment Portfolios will go up or down depending on the performance of the portfolios. The Investment Portfolios are named on the Contract Data Page.

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                              DEFINITIONS (CONT'D)
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MARKET VALUE ADJUSTMENT.  An adjustment  applied,  with certain  exceptions,  to amounts withdrawn or transferred from the Guaranteed Option(s) prior to the end of the Guaranteed Option period.

NONQUALIFIED PLAN. A retirement plan which does not receive favorable tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code.

OWNER ("YOU," "YOUR"). The person or entity shown on the Contract Data Page who is entitled to exercise all rights and privileges under this Contract. Joint Owners share ownership in all respects.

PREMIUM. The payment made by or on behalf of the Owner to the Company for the Contract.

QUALIFIED PLAN. A retirement plan which receives favorable tax treatment under Sections 401, 403, 408 or 457 of the Internal Revenue Code.

SEPARATE ACCOUNT. A segregated asset account, established by the Company in accordance with New York law. The assets of the Separate Account belong to the Company. However, those contract assets in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct. All the income, gains and losses resulting from these assets are credited to or charged against the contracts and not against any other contracts the Company may issue. The Separate Account consists of several Investment Portfolios (please see Contract Data Page).

SEPARATE ACCOUNT CONTRACT VALUE. The sum of the value of all Investment Portfolio Accumulation Units held under this Contract.

WE, OUR, US, THE COMPANY. Jackson National Life Insurance Company of New York.




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                               GENERAL PROVISIONS
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ASSIGNMENT.  The Owner may not use this Contract as collateral or security for a loan. However, the Owner may assign this Contract before the Income Date, but We will not be bound by an assignment unless it is in writing and has been recorded at Our Service Center. An assignment will take effect when recorded by the Company. We are not responsible for any payment made before an assignment is recorded. The Owner may exercise these rights subject to the interest of any assignee or irrevocable Beneficiary. We assume no responsibility for the validity or tax consequences of any assignment. If the Contract is issued pursuant to a Qualified Plan (or a Nonqualified Plan that is subject to ERISA), it may not be assigned, pledged, or otherwise transferred except under such conditions as may be allowed under the plan. If the Owner makes an assignment, he/she may have to pay income tax, and is encouraged to seek competent legal and/or tax advice.

BENEFICIARY. The Owner may designate the Beneficiary(ies) to receive any amount payable under this Contract on the Owner's death or, as applicable, on the Annuitant's death after the annuity payments begin. If two or more persons are named, those surviving the Owner will share equally unless otherwise stated. If there are no surviving Beneficiaries at the death of the Owner, the Death Benefit will be paid to the Owner's estate. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the Company at the time of death will be treated as a contingent Beneficiary. The Owner may change the Beneficiary(ies) by submitting a written request to Our Service Center, unless an irrevocable Beneficiary(ies) designation was previously filed. Any change will take effect when received by the Company. The Company is not liable for any payment made or action taken before it receives the change.

CONFORMITY WITH STATE LAWS. This Contract will be interpreted under the laws of the State of New York. Any provision which is in conflict with New York law, is amended to conform to the minimum requirements of such law.

CONTRACT MAINTENANCE CHARGE. An annual contract maintenance charge of no more than $30 is charged against each contract. This charge reimburses the Company for expenses incurred in establishing and maintaining records relating to a contract. The contract maintenance charge will be assessed on each anniversary of the Issue Date that occurs on or prior to the Income Date. In the event that a total withdrawal is made, the contract maintenance charge will be assessed as of the date of withdrawal without proration. The total contract maintenance charge is allocated between the Investment Portfolio(s) and the Guaranteed Period(s) in proportion to the respective Contract Values similarly allocated.

DEFERMENT OF PAYMENTS. We may defer making payments from the Guaranteed Account for up to 6 months. Interest, subject to New York requirements, will be credited during the deferral period.

DOLLAR COST AVERAGING. The Owner may arrange to have a regular amount of money transferred automatically from the one-year Guaranteed Option to (an) Investment Portfolio(s).

ENTIRE  CONTRACT.  The  Contract,   application,  if  any,  and  any  applicable
endorsements and amendments together make up the entire Contract.

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                           GENERAL PROVISIONS (CONT'D)
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MINIMUM  BENEFITS.  For any paid-up income option,  cash value or death benefit, the amount available under this Contract will not be less than the minimum requirements of the state where this Contract was delivered.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Annuitant has been misstated, the payments will be those which the Premium paid would have purchased at the correct age and sex. Any underpayments will be made up immediately by the Company. Overpayments will be deducted from future payments.

MODIFICATION OF CONTRACT. Any change or waiver of the provisions of this Contract must be in writing and signed by the President, a Vice President, the Secretary or Assistant Secretary of the Company. No agent has authority to change or waive any provision of this Contract.

NONPARTICIPATING. This Contract does not share in Our surplus or earnings.

PREMIUM TAXES. The Company may deduct from the Contract Value any premium taxes or other taxes payable to a state or other government entity. Should We advance any amount so due, We are not waiving any right to collect such amounts at a later date. We will deduct any withholding taxes required by applicable law.

PROOF OF AGE, SEX OR SURVIVAL. The Company may require satisfactory proof of correct age or sex at any time. If any payment under this Contract depends on the Annuitant, Owner or Beneficiary being alive, the Company may require satisfactory proof of survival.

REPORTS. The Company will send You a report at least once a year. This report will show You information based on each Contract Option You have chosen under the Contract. We will also send You reports as required by law.

SUBSTITUTION OF INVESTMENT PORTFOLIOS. If any Investment Portfolio is no longer available for investment by the Separate Account or if, in the judgment of the Company's Board of Directors, further investment in the Investment Portfolio is no longer appropriate in view of the purpose of the Contract, the Company may substitute one Investment Portfolio for another. No substitution of securities may take place without prior approval of the New York Insurance Department, and the Securities and Exchange Commission, under any such requirements as they may impose.

SUSPENSION OF PAYMENTS. The Company may suspend or postpone any payments from the Investment Portfolios if any of the following occur:

1.       The New York Stock Exchange is closed;
2.       Trading on the New York Stock Exchange is restricted;
3. An emergency exists such that it is not reasonably practical to dispose of securities in the Separate Account or to determine the value of its assets; or
4. The Securities and Exchange Commission, by order, so permits for the protection of Contract holders.

This provision will only apply to the Separate Account.

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                           GENERAL PROVISIONS (CONT'D)
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WRITTEN NOTICE. Any notice We send to the Owner will be sent to the Owner's last known address unless the Owner requests otherwise. Any written request or notice to the Company must be sent to Our Service Center. The Owner must promptly provide Our Service Center with notice of Owner's address change.




































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                             ACCUMULATION PROVISIONS
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An Owner may not  allocate  Contract  Values to more  than  [eighteen]  Contract
Options during the life of the Contract.

INVESTMENT PORTFOLIOS. The Contract offers several Investment Portfolios.

ACCUMULATION UNITS. The Separate Account Contract Value will go up or down depending on the performance of the Investment Portfolios. In order to monitor the Separate Account Contract Value before the Income Date, the Company uses a unit of measure called an accumulation unit. The value of an accumulation unit may go up or down from day to day. During the income payout phase, the unit of measure is called an annuity unit (please see Income Provisions for further information).

Every Business Day the Company determines the value of an accumulation unit for each of the Investment Portfolios. This is done by:

         1. Determining the total amount of money invested in the particular Investment Portfolio;
         2. Subtracting from the amount any asset charges and any other charges such as taxes; and
         3. Dividing this amount by the number of outstanding accumulation units.

The Company credits Your Contract with accumulation units. The number of accumulation units credited is determined by dividing the amount of the Premium allocated to any Investment Portfolio by the value of the accumulation unit for that Investment Portfolio.

GUARANTEED OPTIONS. The Contract offers Guaranteed Options for a specified number of years. Amounts allocated to a Guaranteed Option may be subject to a Market Value Adjustment if amounts are transferred or withdrawn prior to the end of such Guaranteed Option period.

You may allocate the Premium or make transfers to one or more Guaranteed Options at any time prior to the latest Income Date, subject to the provisions of this Contract. Within at least 15 days, but not more than 45 days, prior to the end of any Guaranteed Option, We will notify You of Your choices. If You do not specify both a Contract Option and period by the end of the maturing option period, We will automatically allocate such amounts to a Guaranteed Option with the same Guaranteed Option period. You will then be permitted, within 30 calendar days of Our allocation, to transfer (upon written notice to Our Service Center), or withdraw (upon written notice to Our Service Center) amounts from such Guaranteed Option as permitted under this Contract. If You do not provide Us notice within the 30 calendar day period, such amounts shall remain in the Guaranteed Option period until You otherwise notify Us.

If the Guaranteed Option elected extends beyond the latest Income Date, We will automatically elect the longest period that will not extend beyond such date. If reallocation of an amount to a Guaranteed Option period due to completion of the then current option period occurs within one year of the latest Income Date, We will credit interest up to the latest Income Date at the then current one-year Guaranteed Option interest rate.


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                        ACCUMULATION PROVISIONS (CONT'D)
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INTEREST TO BE  CREDITED.  The Company  will credit  interest to the  Guaranteed
Option. Such interest will be credited at such rate or rates as the Company prospectively declares from time to time, at the beginning of each Guaranteed Option. Any such rate or rates so determined will remain in effect for a period of not less than the selected Guaranteed Option period so long as such deposited amount remains in the Guaranteed Option. Interest will be credited to subsequent Guaranteed Option periods at a rate of interest declared by the Company. The Company guarantees that it will credit interest at not less than 3%.

MARKET VALUE ADJUSTMENT. Any amount withdrawn or transferred from a Guaranteed Option will be subject to a Market Value Adjustment unless otherwise provided in this Contract. The Market Value Adjustment will be calculated by multiplying the amount withdrawn or transferred by the formula described below:

         [1 + I](m/12)
         -------------   - 1
         [1 + J](m/12)

Where:

I    =   the interest rate credited to the current Guaranteed Option period.
J    =   the interest rate that would be credited,  at the time of withdrawal or transfer, to a new Guaranteed Option with a period equal to the number of years remaining in the current Guaranteed Option period, increased by 0.25%. When no Guaranteed Option period of the required duration is available, the rate will be established by linear interpolation.
m    =   number  of  complete  months  remaining  to  the  end  of  the  current
         Guaranteed Option period.

There will be no Market Value Adjustment when J is greater than I, provided that the difference between J and I is less than or equal to 0.25%.

In addition, the Market Value Adjustment will not apply to:
         1.       The payment of Death Benefit proceeds;
         2.       Amounts withdrawn for Contract charges;
         3. An Income Option that results in payments spread over at least 5 years;
         4.       Amounts  transferred or withdrawn from the one-year Guaranteed
                  Option;
         5. Amounts either withdrawn or transferred during the 30-day period after the end of a maturing Guaranteed Option period.

In no event will a total withdrawal from a Guaranteed Option be less than the Guaranteed Option Minimum Value.

If the Company no longer issues guaranteed rate contracts, then items I and J of the Market Value Adjustment will be determined by using the asked yield to maturity of the US Treasury Notes with the same remaining term, interpolating where necessary, as published in The Wall Street Journal on the next succeeding business day following the effective date of the Market Value Adjustment.


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                              WITHDRAWAL PROVISIONS
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At or before the Income Date,  the Owner may withdraw all or part of the amounts under this Contract by informing Us at Our Service Center. For full withdrawal, this Contract, or a Lost Contract Affidavit, must be returned to Our Service Center.

Except in connection with a systematic withdrawal program, the minimum partial withdrawal amount is $500, or if less, the Owner's entire interest in the Investment Portfolio or Guaranteed Option from which a withdrawal is requested. The Owner's interest in the Investment Portfolio or Guaranteed Option from which the withdrawal is requested must be at least $100 after the withdrawal is completed if any amount remains in that Investment Portfolio or Guaranteed Option.

Withdrawals will be based on values at the end of the Business Day in which the request for withdrawal and the Contract or a Lost Contract Affidavit (in the case of a full withdrawal) are received at Our Service Center.

If the withdrawal request does not specify the Investment Portfolio(s) or Guaranteed Option(s), the request will be processed by making withdrawals from each Investment Portfolio and each Guaranteed Option in proportion to their current value under this Contract.

A withdrawal from the Guaranteed Option may incur a Market Value Adjustment.











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                            DEATH BENEFIT PROVISIONS
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DEATH OF OWNER BEFORE THE INCOME DATE.  Upon the Owner's death,  or the death of any Joint Owner, before the Income Date, the Death Benefit will be paid to the Beneficiary(ies) designated by the Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the Service Center at the time of death will be treated as a contingent Beneficiary.

Proceeds will be distributed on the death of the first Owner, unless the Joint Owner is the spouse.

o DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE. The Death Benefit is equal to the greater of either:

     1. the Contract Value at the end of the Business Day on which due proof of death and an election of the type of payment to the Beneficiary(ies) is received at the Service Center; or
     2. the Premium paid, minus any withdrawals, charges, fees and premium taxes incurred.

     o DEATH BENEFIT OPTIONS BEFORE INCOME DATE. In the event of the Owner's death or any Joint Owner's death before the Income Date, a Beneficiary must request that the Death Benefit be paid under one of the Death Benefit Options below. In addition, if the Beneficiary is the spouse of the Owner, he or she may elect to continue the Contract, at the current Contract Value, in his or her own name and exercise all the Owner's rights under the Contract. The following are the Death Benefit
          Options:
          o    Option 1 - lump-sum payment of the Death Benefit; or
          o Option 2 - payment of the entire Death Benefit within 5 years of the date of the death of the Owner or any Joint Owner; or
          o Option 3 - payment of the Death Benefit under an income option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, with distribution beginning within one year of the date of the Owner's death or the death of any Joint Owner.

Any portion of the Death Benefit not applied under Option 3 within one year of the date of the Owner's death, must be distributed within five years of the date of the Owner's death.

If a lump-sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless either the Suspension of Payments or Deferral of Payments under General Provisions is in effect.

Payment to the Beneficiary, other than in a single sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death by Our Service Center.

DEATH OF OWNER AFTER THE INCOME DATE. If the Owner, or any Joint Owner, dies after the Income Date, and the Owner is not an Annuitant, any remaining payments under the income option elected will continue at least as rapidly as under the method of distribution in effect at the Owner's death. Upon the Owner's death after the Income Date, the Beneficiary becomes the Owner.

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                        DEATH BENEFIT PROVISIONS (CONT'D)
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DEATH OF ANNUITANT  BEFORE INCOME DATE.  Upon the death of an Annuitant,  who is not an Owner, before the Income Date, the Owner may designate a new Annuitant, subject to the Company's administrative rules then in effect. If the Owner is a non-individual, the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

DEATH OF ANNUITANT AFTER INCOME DATE. Upon the death of the Annuitant after the Income Date, the death benefit, if any, will be as specified in the income option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.























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                                INCOME PROVISIONS
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Any  income  benefits  at the time of their  commencement  will not be less than those that would be provided to a single premium immediate annuity applicant of the same class.

INCOME DATE. If no Income Date is selected, the Income Date will be the latest Income Date. The Owner may change the Income Date to any date not later than the latest Income Date, at any time, at least seven days prior to the Income Date then indicated on the Company's records, by written notice to Our Service Center.

INCOME OPTIONS. The Owner, or any Beneficiary who is so entitled, may elect to receive a lump sum. However, a lump-sum distribution may be deemed to be a withdrawal, and at least a portion of it may be subject to income tax. Alternatively, an income option may be elected. The Owner may, upon prior written notice to the Company at its Service Center, elect an income option at any time prior to the Income Date.

If no other income option is elected, monthly annuity payments will be made in accordance with Option 3 below, a life annuity with 120-month period certain. Payments will be made in monthly, quarterly, semiannual or annual installments as selected by the Owner. However, if the amount available to apply under an income option is less than $2,000, and state law permits, the Company has the right to make payments in one lump sum. In addition, if the first payment provided would be less than $20, and state law permits, the Company shall have the right to require the frequency of payments be at quarterly, semiannual or annual intervals so as to result in an initial payment of at least $20.

NO WITHDRAWALS OF CONTRACT VALUE ARE PERMITTED DURING THE ANNUITY PERIOD FOR ANY
INCOME   OPTION  UNDER  WHICH   PAYMENTS   ARE  BEING  MADE   PURSUANT  TO  LIFE
CONTINGENCIES.

Upon written election filed with the Company at its Service Center, all of the Contract Value will be applied to provide one of the following income options. The portion of the Contract Value which is in the Guaranteed Account immediately prior to the Income Date, applied to an income option, may be subject to the applicable Market Value Adjustment.

OPTION 1 - LIFE INCOME. An annuity payable monthly during the lifetime of the Annuitant. Under this option, no further annuity payments are payable after the death of the Annuitant, and there is no provision for a death benefit payable to the Owner. Therefore, it is possible under Option 1 for the Owner to receive only one monthly annuity payment under this Income Option.

OPTION 2 - JOINT AND SURVIVOR. An annuity payable monthly while both the Annuitant and a designated second person are living. Upon the death of either person, the monthly annuity payments will continue during the lifetime of the survivor at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as chosen at the time of election of the Income Option. If a reduced annuity payment to the survivor is desired, variable annuity payments will be determined using either one-half or two-thirds of the number of each type of annuity unit credited. Fixed annuity payments will be equal to either one-half or two-thirds of the fixed annuity payment payable during the joint life of the Annuitant and the designated second person.

                                       11
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
--------------------------------------------------------------------------------
                           INCOME PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

Annuity payments terminate automatically and immediately upon the death of the surviving person without regard to the number or total amount of payments received. There is no minimum number of guaranteed annuity payments, and it is possible to have only one monthly annuity payment if both the Annuitant and the designated second person die before the due date of the second payment.

OPTION 3 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for fewer than the guaranteed 120 or 240 monthly periods, as elected, the Owner will continue receiving the scheduled payments.

OPTION 4 - INCOME FOR A SPECIFIED PERIOD. Under this income option, an Owner can elect an annuity payable monthly for any period of years from [5 to 30]. This election must be made for full [12-month] periods. In the event the Owner dies before the specified number of payments has been made, the Beneficiary(ies) may elect to continue receiving the scheduled payments or may alternatively elect to receive the present value of any remaining guaranteed payments in a lump sum.

ADDITIONAL OPTIONS. Other income options may be made available by the Company.

FIXED ANNUITY PAYMENTS. To the extent a fixed income option has been elected, the proceeds payable under this Contract, less any applicable premium taxes, shall be applied to the payment of the income option elected at whichever of the following is more favorable to the Owner: (1) the annuity rates based upon the applicable tables in the Contract; or (2) the then current rates provided by the Company on contracts of this type on the Income Date. (In no event will the fixed payments be changed once they begin.)

The annuity factor is different for each income option. Reserves for fixed annuity payments are held in the Company's general account.

Market Value as declared by the Company may be used to increase payments or the period of time payments are made.

VARIABLE ANNUITY PAYMENT. The initial annuity payment is determined by taking the Contract Value allocated to that Investment Portfolio, less any premium tax and any applicable Contract charges, and then applying it to the income option table specified in the Contract. The appropriate rate must be determined by the sex (except where, as in the case of certain Qualified Plans and other employer-sponsored retirement plans, such classification is not permitted) and age of the Annuitant and designated second person, if any.

The dollars applied are divided by 1,000 and the result multiplied by the appropriate annuity factor appearing in the table to compute the amount of the first monthly payment. That amount is divided by the value of an annuity unit as of the Income Date to establish the number of annuity units representing each variable payment. The number of annuity units determined for the first variable payment remains constant for the second and subsequent monthly variable payments, assuming that no reallocation of Contract Values is made.

                                       12
VA402NY

--------------------------------------------------------------------------------
                           INCOME PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

The amount of the second and each subsequent monthly variable payment is determined by multiplying the number of annuity units by the annuity unit value as of the Business Day next preceding the date on which each payment is due.

The mortality and expense experience will not adversely affect the dollar amount of variable annuity payments once payments have commenced.

ANNUITY UNIT VALUE. The initial value of an annuity unit of each Investment Portfolio was set when the Investment Portfolios were established. The value may increase or decrease from one Business Day to the next. The income option tables contained in the Contract are based on a 4.5% per annum assumed investment rate. If the actual investment rate experienced by an Investment Portfolio exceeds 6.0%, variable payments will increase over time. Conversely, if the actual rate is less than 6.0%, variable payments will decrease over time. If the investment rate equals 6.0%, the variable payments will remain constant.

The value of a fixed number of annuity units will reflect the investment performance of the Investment Portfolios elected, and the amount of each payment will vary accordingly.

For each Investment Portfolio, the value of an annuity unit for any Business Day is determined by multiplying the annuity unit value for the immediately preceding Business Day by the percentage change in the value of an accumulation unit from the immediately preceding Business Day to the Business Day of valuation. The result is then multiplied by a second factor which offsets the effect of the assumed net investment rate of 4.5% per annum.

BASIS OF COMPUTATION. The actuarial basis for the Table of Guaranteed Annuity Rates is the 1983a Annuity Mortality Table, without projection factors, and interest at 4.5%. The Table of Guaranteed Annuity Rates does not include any applicable premium tax.






                                       13
VA402NY

--------------------------------------------------------------------------------
                             TABLE OF INCOME OPTIONS
--------------------------------------------------------------------------------
  The following table is for this Contract whose net proceeds are $1,000, and will apply pro rata to the amount payable under this Contract.


 UNDER OPTION 4                                         MONTHLY INSTALLMENT UNDER OPTIONS 1 OR 3
------------------------------------------------ --------------------------------------------------------------------------------
No. of      Monthly   Age of     No. of Mos.     Age of    No. of Mos.    Age of       No. of Mos.    Age of      No. of Mos.
Monthly     Install-  Payee                      Payee                    Payee                       Payee
Install-    ments                  Certain                   Certain                    Certain                      Certain
ments                          -----------------         ----------------            ---------------             ----------------
                      Male     Life   120    240   Male  Life   120   240  Female    Life  120   240   Female    Life   120   240
---------- ---------  ----     ----   ---    ---   ----  ----   ---   ---  ------    ----  ---   ---   ------    ----   ---   ---

    60      18.60     40       4.60   4.59   4.53   70   8.18   7.45  6.06   40      4.38  4.37  4.34     70     7.15   6.81  5.92
    72      15.83     41       4.65   4.63   4.56   71   8.46   7.62  6.09   41      4.41  4.40  4.37     71     7.38   6.98  5.97
    84      13.86     42       4.70   4.68   4.60   72   8.77   7.79  6.12   42      4.45  4.44  4.41     72     7.63   7.15  6.02
    96      12.38     43       4.75   4.73   4.64   73   9.09   7.96  6.15   43      4.49  4.48  4.44     73     7.89   7.34  6.06
   108      11.23     44       4.81   4.78   4.69   74   9.44   8.14  6.17   44      4.53  4.52  4.48     74     8.18   7.52  6.10
   120      10.32     45       4.86   4.83   4.73   75   9.81   8.31  6.19   45      4.57  4.56  4.51     75     8.50   7.71  6.13
   132       9.57     46       4.92   4.88   4.77   76  10.21   8.48  6.21   46      4.62  4.60  4.55     76     8.84   7.91  6.16
   144       8.96     47       4.99   4.94   4.82   77  10.64   8.64  6.23   47      4.67  4.65  4.59     77     9.21   8.10  6.19
   156       8.43     48       5.05   5.00   4.87   78  11.11   8.80  6.24   48      4.72  4.70  4.63     78     9.61   8.30  6.21
   168       7.99     49       5.12   5.07   4.92   79  11.60   8.96  6.25   49      4.77  4.75  4.68     79    10.05   8.49  6.22
   180       7.60     50       5.19   5.13   4.97   80  12.13   9.10  6.26   50      4.83  4.80  4.72     80    10.52   8.68  6.24
   192       7.27     51       5.27   5.20   5.02   81  12.70   9.24  6.26   51      4.89  4.86  4.77     81    11.04   8.87  6.25
   204       6.98     52       5.35   5.27   5.07   82  13.30   9.38  6.27   52      4.95  4.92  4.82     82    11.60   9.04  6.26
   216       6.72     53       5.43   5.35   5.13   83  13.94   9.50  6.27   53      5.02  4.98  4.87     83    12.20   9.20  6.26
   228       6.48     54       5.52   5.43   5.19   84  14.62   9.61  6.27   54      5.09  5.05  4.93     84    12.86   9.35  6.27
   240       6.28     55       5.62   5.52   5.24   85  15.34   9.71  6.27   55      5.16  5.12  4.98     85    13.57   9.49  6.27
   252       6.09     56       5.72   5.61   5.30   86  16.10   9.80  6.28   56      5.24  5.19  5.04     86    14.34   9.62  6.27
   264       5.92     57       5.83   5.70   5.36   87  16.90   9.89  6.28   57      5.33  5.27  5.10     87    15.16   9.73  6.28
   276       5.77     58       5.94   5.80   5.42   88  17.74   9.96  6.28   58      5.42  5.35  5.16     88    16.04   9.83  6.28
   288       5.63     59       6.07   5.91   5.48   89  18.64  10.03  6.28   59      5.52  5.44  5.22     89    16.97   9.91  6.28
  300        5.51     60       6.20   6.02   5.54   90  19.60  10.08  6.28   60      5.62  5.54  5.29     90    17.95   9.99  6.28
                      61       6.34   6.14   5.60   91  20.62  10.13  6.28   61      5.73  5.63  5.35     91    18.98  10.05  6.28
                      62       6.49   6.26   5.66   92  21.72  10.18  6.28   62      5.85  5.74  5.42     92    20.05  10.11  6.28
                      63       6.66   6.39   5.72   93  22.91  10.21  6.28   63      5.97  5.85  5.48     93    21.16  10.15  6.28
                      64       6.83   6.53   5.78   94  24.19  10.24  6.28   64      6.11  5.97  5.55     94    22.32  10.19  6.28
                      65       7.02   6.67   5.83   95  25.57  10.27  6.28   65      6.25  6.09  5.62     95    23.53  10.23  6.28
                      66       7.22   6.82   5.88   96  27.09  10.28  6.28   66      6.41  6.22  5.68     96    24.80  10.25  6.28
                      67       7.44   6.97   5.93   97  28.75  10.30  6.28   67      6.57  6.36  5.75     97    26.16  10.27  6.28
                      68       7.67   7.13   5.98   98  30.60  10.31  6.28   68      6.75  6.50  5.81     98    27.64  10.29  6.28
                      69       7.92   7.29   6.02   99  32.66  10.31  6.28   69      6.94  6.65  5.87     99    29.29  10.30  6.28



NOTE: Due to the length of the information, the Table for Option 2 is available from Our Service Center upon Your request.

                                       14
VA402NY